Authentication: 4724-317 - 2 - Mon Jan 25 2016 11:31:20

Authentication: 4724-317 - 3 - Mon Jan 25 2016 11:31:20

Authentication: 4724-317 - 12 - Mon Jan 25 2016 11:31:20

Authentication: 4724-317 - 13 - Mon Jan 25 2016 11:31:20

DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT

File No. 20000846 D Pages 2
Fee Paid $ 50
DCN 2153061800003 LNME
-----FILED-----------------------
11/02/2015

Deputy Secretary of State

A True Copy When Attested By Signature

Deputy Secretary of State

Providence Service Corporation of Maine
(Name of Corporation)

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST: The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) November 2, 2015.

The amendment was duly approved as follows: ("X" one box only.)

- [ ] by the incorporators – shareholder approval was not required **OR**
- [ ] by the board of directors – shareholder approval was not required **OR**
- [x] by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND: If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit n/a or as follows:

THIRD: The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is n/a.

DATED November 2, 2015

*By ________________________
(signature of any duly authorized person)

Jeff D. Barlow, Secretary
(type or print name and capacity)

*This document **MUST** be signed by any duly authorized officer **OR** the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 624-7740

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004

EXHIBIT A

Articles of Amendment

Of

Providence Service Corporation of Maine

(continued)

Article First of the Articles of Incorporation is hereby amended to read:

ARTICLE FIRST: The name of the corporation is Pathways of Maine, Inc., and its principal business location in Maine is c/o Pine Ledge Landing, Brunswick, Maine 04011.

{00339060;1}

File No. 20000846 D Pages 3
Fee Paid $ 105
DCN 1993221600016 ARTI
-----FILED-----
18-NOV-99

DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF INCORPORATION

Deputy Secretary of State

A True Copy When Attested By Signature

Deputy Secretary of State

(Check box only if applicable)
☐ This is a professional service corporation formed pursuant to 13 MRSA Chapter 22.

Pursuant to 13-A MRSA §403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of Incorporation:

FIRST: The name of the corporation is Providence Service Corporation of Maine

and its principal business location in Maine is c/o Pine Ledge Landing Brunswick, Maine 04011
(physical location - street (not P.O. Box), city, state and zip code)

SECOND: The name of its Clerk, who must be a Maine resident, and the registered office shall be:

Peter B. Webster
(name)

One Portland Square, Portland, Maine 04101
(physical location - street (not P.O. Box), city, state and zip code)

(mailing address if different from above)

THIS FORM *MUST* BE ACCOMPANIED BY FORM MBCA-18A (Acceptance of Appointment as Clerk §304.2-A.).

THIRD: ("X" one box only)

☒ A. 1. The number of directors constituting the initial board of directors of the corporation is 1 (See §703.1.A.)

2. If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Fletcher McCusker	620 N. Craycroft, Tucson, AZ 85711

3. The board of directors ☒ is ☐ is not authorized to increase or decrease the number of directors.

4. If the board is so authorized, the minimum number, if any, shall be 1 directors, (See §703.1.A.) and the maximum number, if any, shall be 12 directors.

☐ B. There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See §701.2.)

MBCA6 - C T System Online

FOURTH: ("X" one box only)

☐ There shall be only one class of shares (title of class) Common

Par value of each share (if none, so state) no par Number of shares authorized 3,000

☐ There shall be two or more classes of shares. The information required by §403 concerning each such class is set out in Exhibit ______ attached hereto and made a part hereof.

SUMMARY

The aggregate par value of all authorized shares (of all classes) **having a par value** is $ –

The total number of authorized shares (of all classes) **without par value** is 3,000 shares

FIFTH: ("X" one box only) Meetings of the shareholders ☒ may ☐ may not be held outside of the State of Maine.

SIXTH: ("X" if applicable) ☒ There are no preemptive rights.

SEVENTH: Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit – attached hereto and made a part hereof.

INCORPORATORS **DATED** November 8, 1999

Michael Deitch (signature)	Street 620 N. Craycroft (residence address)
Michael Deitch (type or print name)	Tucson, AZ 85711 (city, state and zip code)
(signature)	Street (residence address)
(type or print name)	(city, state and zip code)
(signature)	Street (residence address)
(type or print name)	(city, state and zip code)

For Corporate Incorporators*

Name of Corporate Incorporator ______

By (signature of officer)	Street (principal business location)
(type or print name and capacity)	(city, state and zip code)

***Articles are to be executed as follows:**

If a corporation is an incorporator (§402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation, not the person signing the articles, certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 287-4195

FORM NO. MBCA-6 Rev. 9/97

MB00? - C T System Online

TOTAL P.03